UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2005

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

No Change
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 21, 2005, the Board of Directors (the "Board") of Harris Corporation increased the authorized number of directors constituting the Board from ten to eleven and elected Hansel E. Tookes II to the Board. A copy of the press release announcing the election of Mr. Tookes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Mr. Tookes was assigned to the classification of directors with a term ending at Harris Corporation’s 2005 Annual Meeting (Class II) to be held in October 2005, at which time he will stand for election for a three-year term. Mr. Tookes also was appointed as a member of the Business Conduct Committee of the Board.

There was no arrangement or understanding between Mr. Tookes and any other persons pursuant to which Mr. Tookes was selected as a director.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed with this Current Report on Form 8 K:

99.1 Press Release, issued by Harris Corporation on April 22, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

April 22, 2005	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President-Associate General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Harris Corporation on April 22, 2005.